NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

•	Third quarter Net Sales of $1.44 billion.

•	North America Net Sales increased by 4%; Gross Sales increased by 6%; highest sales growth in North America since Q4 2015.

•	Recaptured position as the #1 toy company globally in each of the last four months through September, per NPD.

•	Reported Operating Income was up 41%; first time in eight quarters the Company posted year-over-year growth.

•	Remain on track to achieve or exceed $650 million run-rate savings exiting 2019.

•	Reported Earnings Per Share increased to $0.02 versus Loss Per Share of ($1.75) in the prior year. Adjusted Earnings Per Share of $0.18 versus Adjusted Loss Per Share of ($0.04) in the prior year.

EL SEGUNDO, Calif., October 25, 2018 - Mattel, Inc. (NASDAQ: MAT) today reported third quarter 2018 financial results.

Ynon Kreiz, Chairman and CEO of Mattel, said: “We are on track with the execution of our strategy and have made meaningful progress towards restoring profitability, as we transform Mattel into an IP-driven, high-performing toy company. In the quarter, we achieved Operating Income of $122 million, up 41% versus the same period last year, which is the first time in eight quarters that we have posted year-over-year growth.”

“We are proud to say that we recaptured our position as the number one toy company globally in each of the last four months through September, according to NPD. We were also the number one toy company in the U.S. and Latin America year-to-date through September. We continued to make progress in reshaping our organization and are actively exploring strategic alternatives for our manufacturing footprint as we move toward a capital-light model. Additionally, we have taken meaningful steps to drive future growth and capitalize on our iconic brands and IP. This includes the creation of a new theatrical film division and a global franchise management organization.”

Joseph Euteneuer, CFO of Mattel, added: “We continue to be on-track to achieve or exceed our $650 million targeted run-rate cost savings exiting 2019 and are clearly seeing the benefits of Structural Simplification materializing in the P&L. The actions taken through the third quarter resulted in approximately $120 million of savings and we expect to deliver annual run-rate savings of over $500 million exiting 2018. We remain focused on value creation for our shareholders through our comprehensive actions to restore profitability and regain topline growth.”

For the third quarter of 2018, Net Sales were down 8% as reported and 6% in constant currency, versus the prior year’s third quarter. Gross Sales were down 6% as reported and 4% in constant currency, reflecting a negative 3% impact from the Toys “R” Us™ liquidation and a negative 3% impact from the slowdown in our China business. Reported Operating Income was $122 million up 41%, and Adjusted Operating Income was $153 million up 31%. Reported Earnings Per Share was $0.02 and Adjusted Earnings Per Share was $0.18.
Financial Overview
Net Sales in the North America segment increased by 4% as reported, versus the prior year’s third quarter. Gross Sales in the North America segment increased by 6% as reported, primarily driven by strong sales of Barbie, despite a 4% impact from Toys “R” Us.

NEWS RELEASE

In the International segment, Net Sales decreased by 18% as reported and 14% in constant currency, versus the prior year’s third quarter. Gross Sales in the International segment decreased by 16% as reported and 11% in constant currency, primarily driven by lower sales of Fisher-Price™ and Thomas & Friends™ and CARS™, partially offset by initial sales of Jurassic World™. By region, the decrease in Gross Sales as reported was driven by lower sales in Global Emerging Markets, predominantly in China, and Europe.

Net Sales for the American Girl® segment decreased by 32% as reported, versus the prior year’s third quarter. Gross Sales for the American Girl segment decreased by 32% as reported, due to lower sales in proprietary retail and direct channels and a strategic shift away from the utilization of external distribution channels.

Reported Gross Margin improved from 41.5% in 2017 to 42.6% in 2018, primarily driven by Structural Simplification savings, a benefit related to the prior year Toys “R” Us sales reversal and favorable logistics costs, partially offset by input cost inflation. Other selling and administrative expenses decreased by $55.0 million as reported, and by $50.0 million as adjusted, primarily driven by Structural Simplification program savings.

For the nine months ended September 30, 2018, net Cash Flows Used For Operating Activities were approximately $731 million, a decrease of $9 million as compared to the prior period, primarily driven by lower working capital usage offset by a higher net loss, excluding the impact of non-cash charges. Cash Flows Used For Investing Activities were approximately $115 million, a decrease of approximately $60 million as compared to the prior period, primarily driven by lower capital spending, partially offset by changes in foreign currency forward exchange contracts. Cash Flows Used For Financing Activities and Other were approximately $24 million, as compared to Cash Flows Provided by Financing Activities and Other of approximately $227 million in the prior period, primarily driven by lower net proceeds from borrowings of $540 million, partially offset by $312 million of dividend payments during the nine months ended September 30, 2017.

Sales by Brand
Power Brands
For the third quarter, Gross Sales for Mattel Power Brands were $1.08 billion, down 5% as reported and 2% in constant currency, versus the prior year’s third quarter. Gross Sales for the Barbie brand were up 14% as reported and 17% in constant currency, primarily driven by positive POS brand momentum. Gross Sales for the Hot Wheels brand were down 6% as reported and 3% in constant currency compared to 2017, which benefited from sales in advance of the theatrical release of Star Wars and a Toys “R” Us exclusive product offering. Gross Sales for the Fisher-Price and Thomas & Friends brands were down 12% as reported and 10% in constant currency, primarily driven by lower sales of Fisher-Price infant and Thomas & Friends products. Gross Sales for the American Girl brand were down 31% as reported, due to lower sales in proprietary retail and direct channels, and a strategic shift in external distribution channels.

Toy Box
For the third quarter, Gross Sales for Mattel Toy Box brands, which includes Owned Brands and Partner Brands, were $523.2 million, down 9% as reported and 6% in constant currency, versus the prior year’s third quarter. Gross Sales for Owned Brands were down 1% as reported, and up 2% in constant currency, primarily driven by higher sales of Polly Pocket™ and Games. Gross Sales for Partner Brands were down 17% as reported and 15% in constant currency compared to 2017, which benefited from the theatrical release of Cars 3™ partially offset by initial sales of Jurassic World™ in 2018.

Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2018 third quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, http://investor.shareholder.com/mattel. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:30 p.m. Eastern time the evening of the call until Thursday, November 1, 2018, and may be accessed by dialing +1-404-537-3406. The passcode is 3187885.

NEWS RELEASE

Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover Mattel’s costs; (ii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (v) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vi) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (vii) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, including the bankruptcy of Toys “R” Us, Inc., or changes in their purchasing or selling patterns; (viii) the future willingness of licensors of entertainment properties for which Mattel currently has licenses or would seek to have licenses in the future to license those products to Mattel; (ix) the inventory policies of Mattel’s retail customers, including retailers’ potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (x) the increased costs of developing more sophisticated digital and smart technology products, and the corresponding supply chain and design challenges associated with such products; (xi) work disruptions, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xii) the bankruptcy of Toys “R” Us, Inc. or other of Mattel’s significant retailers, or the general lack of success of one of Mattel’s significant retailers which could negatively impact Mattel’s revenues or bad debt exposure; (xiii) the impact of competition on revenues, margins and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitor's products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings, (xvi) failure to realize the planned benefits from any investments or acquisitions made by Mattel, (xvii) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for Mattel’s products or delay or increase the cost of implementation of Mattel’s initiatives or alter Mattel’s actions and reduce actual results; (xviii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms (xix) the impact of litigation or arbitration decisions or settlement actions; and (xx) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

NEWS RELEASE

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include gross sales, adjusted gross profit, adjusted gross margin, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share, earnings before interest expense, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of the Company’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.

This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, http://investor.shareholder.com/mattel, under the subheading “Financial Information - Earnings Releases.”
Gross sales
Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with brands and individual products, making net sales less meaningful. Since sales adjustments are determined by customer rather than at the brand level, Mattel believes that the disclosure of gross sales by brand is useful supplemental information for investors to be able to assess the performance of its underlying brands (e.g., Barbie) and also enhances their ability to compare sales trends over time.
Adjusted gross profit and adjusted gross margin
Adjusted gross profit and adjusted gross margin represent reported gross profit and reported gross margin, respectively, adjusted to exclude asset impairments and severance and restructuring expenses. Adjusted gross margin represents Mattel’s adjusted gross profit, as a percentage of net sales. Adjusted gross profit and adjusted gross margin are presented to provide additional perspective on underlying trends in Mattel’s core gross profit and gross margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude asset impairments, non-recurring executive compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted operating income (loss)
Adjusted operating income (loss) represents Mattel’s reported operating loss, adjusted to exclude the impact of asset impairments, non-recurring executive compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE

Adjusted earnings (loss) per share
Adjusted earnings (loss) per share represents Mattel’s reported diluted earnings (loss) per common share, adjusted to exclude the impact of asset impairments, non-recurring executive compensation, severance and restructuring expenses, sale of assets, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, adjusting for certain discrete tax items, and dividing by the reported weighted average number of common shares. Adjusted earnings (loss) per share also excludes the impact of the provisional tax for deemed repatriation of accumulated foreign earnings, changes to Mattel’s indefinite reinvestment assertion as a result of U.S. Tax Reform, and the impact of the valuation allowance established for the portion of deferred tax assets Mattel believes will likely not be realized. Adjusted earnings (loss) per share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted earnings (loss) per share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s net income (loss), adjusted to exclude the impact of interest expense, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of asset impairments, share-based compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in our industry with similar capital structures. The presentation of Adjusted EBITDA differs from how we will calculate EBITDA for purposes of covenant compliance under the indenture governing our 6.75% senior notes due 2025 and the syndicated facility agreement governing our senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. As a result, we rely primarily on our GAAP results and use EBITDA and Adjusted EBITDA only supplementally.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE

About Mattel
Mattel is a leading global children’s entertainment company that specializes in design and production of quality toys and consumer products. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic franchises, including Barbie®, Hot Wheels®, American Girl®, Fisher-Price®, Thomas & Friends® and Mega®, as well as other popular brands that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 40 locations and sell products in more than 150 countries in collaboration with the world’s leading retail and technology companies. Since its founding in 1945, Mattel is proud to be a trusted partner in exploring the wonder of childhood and empowering kids to reach their full potential. Visit us online at www.mattel.com.

Contacts:

News Media	Securities Analysts
Mattel Media Relations	Whitney Steininger
310-252-6397	310-252-2703
press@mattel.com	whitney.steininger@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended September 30,						For the Nine Months Ended September 30,
	2018		2017[2]		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency	2018		2017[2]		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,437.5		$1,561.0		-8%	-6%	$2,986.6		$3,271.1		-9%	-8%
Cost of sales	824.4	57.4%	913.8	58.5%	-10%		1,901.4	63.7%	1,945.4	59.5%	-2%
Gross Profit	613.1	42.6%	647.2	41.5%	-5%	-2%	1,085.1	36.3%	1,325.7	40.5%	-18%	-17%
Advertising and promotion expenses	165.3	11.5%	179.7	11.5%	-8%		318.5	10.7%	348.8	10.7%	-9%
Other selling and administrative expenses	325.9	22.7%	381.3	24.4%	-15%		1,110.5	37.2%	1,065.3	32.6%	4%
Operating Income (Loss)	121.9	8.5%	86.2	5.5%	41%	55%	(343.9)	-11.5%	(88.4)	-2.7%	289%	260%
Interest expense	48.2	3.4%	24.7	1.6%	95%		132.7	4.4%	68.6	2.1%	94%
Interest (income)	(0.8)	-0.1%	(1.5)	-0.1%	-50%		(5.6)	-0.2%	(6.3)	-0.2%	-11%
Other non-operating expense, net	1.9		1.8				4.4		7.5
Income (Loss) Before Income Taxes	72.6	5.1%	61.2	3.9%	18%	39%	(475.3)	-15.9%	(158.2)	-4.8%	201%	189%
Provision for income taxes	66.3		664.5				70.6		614.4
Net Income (Loss)	$6.3	0.4%	$(603.3)	-38.6%	-101%		$(545.9)	-18.3%	$(772.6)	-23.6%	-29%
Net Income (Loss) Per Common Share - Basic	$0.02		$(1.75)				$(1.58)		$(2.25)
Weighted average number of common shares	345.3		343.9				344.8		343.3
Net Loss Per Common Share - Diluted	$0.02		$(1.75)				$(1.58)		$(2.25)
Weighted average number of common and potential common shares	345.7		343.9				344.8		343.3

1 Amounts may not foot due to rounding.
2 Other selling and administrative expenses, operating income (loss), and other non-operating expense, net have been retrospectively restated to reflect the adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	September 30,		December 31,
	2018	2017	2017
(In millions)	(Unaudited)
Assets
Cash and equivalents	$209.2	$181.3	$1,079.2
Accounts receivable, net	1,312.9	1,506.1	1,128.6
Inventories	726.0	990.0	600.7
Prepaid expenses and other current assets	287.0	352.8	303.1
Total current assets	2,535.1	3,030.2	3,111.6
Property, plant, and equipment, net	677.0	821.2	785.3
Other noncurrent assets	2,269.7	2,348.3	2,341.6
Total Assets	$5,481.8	$6,199.7	$6,238.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$275.0	$732.6	$—
Current portion of long-term debt	—	250.0	250.0
Accounts payable and accrued liabilities	1,213.2	1,282.3	1,364.3
Income taxes payable	5.8	32.4	9.5
Total current liabilities	1,494.0	2,297.3	1,623.8
Long-term debt	2,849.9	1,886.4	2,873.1
Other noncurrent liabilities	471.5	576.3	484.1
Total stockholders’ equity	666.4	1,439.7	1,257.5
Total Liabilities and Stockholders’ Equity	$5,481.8	$6,199.7	$6,238.5

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	September 30,
(In millions, except days and percentage information)	2018	2017
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	82	87

	Nine months ended September 30,
(In millions)	2018	2017
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(731)	$(740)
Cash flows (used for) investing activities	(115)	(175)
Cash flows (used for) provided by financing activities and other	(24)	227
Decrease in cash and equivalents	$(870)	$(688)

1 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency	2018	2017	% Change as Reported	% Change in Constant Currency
Worldwide Gross Sales:
Net Sales	$1,437.5	$1,561.0	-8%	-6%	$2,986.6	$3,271.1	-9%	-8%
Sales Adjustments[2]	169.2	149.2			374.2	322.2
Gross Sales	$1,606.6	$1,710.2	-6%	-4%	$3,360.8	$3,593.3	-6%	-6%

Worldwide Gross Sales by Brand:
Power Brands
Barbie	$374.7	$329.6	14%	17%	$698.1	$605.2	15%	16%
Hot Wheels	235.0	250.0	-6	-3	547.2	514.0	6	7
Fisher-Price and Thomas & Friends	409.5	463.7	-12	-10	833.5	944.7	-12	-12
American Girl	64.3	93.8	-31	-31	176.9	246.9	-28	-28
Total Power Brands	$1,083.5	$1,137.0	-5	-2	$2,255.7	$2,310.8	-2	-2

Toy Box
Owned Brands	$290.9	$294.8	-1	2	$581.5	$611.0	-5	-5
Partner Brands	232.3	278.3	-17	-15	523.5	671.5	-22	-22
Total Toy Box	$523.2	$573.1	-9	-6	$1,105.0	$1,282.6	-14	-14

Total Gross Sales	$1,606.6	$1,710.2	-6%	-4%	$3,360.8	$3,593.3	-6%	-6%

1 Amounts may not foot due to rounding.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency	2018	2017	% Change as Reported	% Change in Constant Currency
North America Segment Gross Sales:
Net Sales	$825.6	$796.1	4%	4%	$1,564.5	$1,620.9	-3%	-4%
Sales Adjustments[2]	60.7	43.2			113.1	88.0
Gross Sales	$886.3	$839.3	6%	6%	$1,677.6	$1,708.9	-2%	-2%

North America Segment Gross Sales by Brand:
Power Brands
Barbie	$208.8	$171.1	22%	22%	$338.4	$285.6	19%	19%
Hot Wheels	120.7	116.6	4	4	255.0	225.6	13	13
Fisher-Price and Thomas & Friends	255.2	257.4	-1	-1	483.5	517.2	-7	-7
Total Power Brands	$584.7	$545.1	7	7	$1,077.0	$1,028.4	5	5

Toy Box
Owned Brands	$159.6	$155.2	3	3	$296.6	$323.4	-8	-8
Partner Brands	142.0	139.0	2	2	303.9	357.1	-15	-15
Total Toy Box	$301.6	$294.2	3	3	$600.6	$680.5	-12	-12

Total Gross Sales	$886.3	$839.3	6%	6%	$1,677.6	$1,708.9	-2%	-2%

1 Amounts may not foot due to rounding.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency	2018	2017	% Change as Reported	% Change in Constant Currency
Total International Segment Gross Sales:
Net Sales	$551.1	$675.2	-18%	-14%	$1,253.1	$1,415.4	-11%	-11%
Sales Adjustments	105.4	101.8			254.2	221.6
Gross Sales	$656.5	$777.0	-16%	-11%	$1,507.3	$1,637.0	-8%	-7%

International Segment Gross Sales:
Europe[3]
Net Sales	$262.3	$306.3	-14%	-13%	$539.4	$590.5	-9%	-12%
Sales Adjustments[2]	54.9	49.9			117.4	100.6
Gross Sales	$317.2	$356.3	-11%	-10%	$656.8	$691.1	-5%	-9%

Latin America
Net Sales	$167.2	$193.9	-14%	-5%	$347.4	$371.5	-6%	1%
Sales Adjustments[2]	31.5	22.8			64.4	49.3
Gross Sales	$198.8	$216.7	-8%	1%	$411.8	$420.8	-2%	5%

Global Emerging Markets[3]
Net Sales	$121.6	$175.0	-31%	-25%	$366.2	$453.5	-19%	-18%
Sales Adjustments[2]	19.0	28.9			72.5	71.6
Gross Sales	$140.6	$203.9	-31%	-25%	$438.7	$525.1	-16%	-15%

International Segment Gross Sales by Brand:
Power Brands
Barbie	$165.9	$158.5	5%	11%	$359.7	$319.6	13%	14%
Hot Wheels	114.2	133.4	-14	-9	292.2	288.4	1	3
Fisher-Price and Thomas & Friends	154.3	206.3	-25	-22	349.9	427.5	-18	-18
American Girl	0.5	—			1.3	—
Total Power Brands	$435.0	$498.2	-13	-8	$1,003.2	$1,035.5	-3	-2

Toy Box
Owned Brands	$131.2	$139.5	-6	—	$284.5	$287.2	-1	—
Partner Brands	90.3	139.3	-35	-32	219.6	314.4	-30	-30
Total Toy Box	$221.5	$278.8	-21	-16	$504.1	$601.6	-16	-16

Total Gross Sales	$656.5	$777.0	-16%	-11%	$1,507.3	$1,637.0	-8%	-7%

1 Amounts may not foot due to rounding.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.
3 Prior period balances have been reclassified to conform with current period presentation. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency	2018	2017	% Change as Reported	% Change in Constant Currency
American Girl Segment Gross Sales:
Net Sales	$60.8	$89.7	-32%	-32%	$169.0	$234.8	-28%	-28%
Sales Adjustments[2]	3.0	4.2			6.9	12.6
Gross Sales	$63.9	$93.9	-32%	-32%	$175.9	$247.4	-29%	-29%

1 Amounts may not foot due to rounding.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In millions, except per share and percentage information)	2018[3]	2017[2,3]	2018[3]	2017[2,3]
Gross Profit
Gross Profit, As Reported	$613.1	$647.2	$1,085.1	$1,325.7
Gross Margin	42.6%	41.5%	36.3%	40.5%
Adjustments:
Asset Impairments	—	—	5.8	—
Severance and Restructuring Expenses[4]	5.7	—	5.7	—
Gross Profit, As Adjusted	$618.8	$647.2	$1,096.6	$1,325.7
Adjusted Gross Margin	43.0%	41.5%	36.7%	40.5%

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$325.9	$381.3	$1,110.5	$1,065.3
% of Net Sales	22.7%	24.4%	37.2%	32.6%
Adjustments:
Asset Impairments	—	(14.9)	(6.1)	(14.9)
Non-recurring Executive Compensation	—	(3.5)	(1.0)	(8.3)
Severance and Restructuring Expenses	(25.5)	(12.6)	(98.2)	(21.5)
Sale of Assets	—	—	1.4	—
Other Selling and Administrative Expenses, As Adjusted	$300.4	$350.3	$1,006.6	$1,020.6
% of Net Sales	20.9%	22.4%	33.7%	31.2%

Operating Income (Loss)
Operating Income (Loss), As Reported	$121.9	$86.2	$(343.9)	$(88.4)
Adjustments:
Asset Impairments	—	14.9	11.9	14.9
Non-recurring Executive Compensation	—	3.5	1.0	8.3
Severance and Restructuring Expenses[4]	31.2	12.6	103.9	21.5
Sale of Assets	—	—	(1.4)	—
Operating Income (Loss), As Adjusted	$153.0	$117.2	$(228.5)	$(43.7)

Other Information
Toys "R" Us Net Sales Reversal[5]	$—	$43.0	$29.5	$43.0
Toys "R" Us Bad Debt Expense, Net[5]	$(13.0)	$—	$37.3	$—

1 Amounts may not foot due to rounding.
2 Other selling and administrative expenses, operating income (loss), and other non-operating expense, net have been retrospectively restated to reflect the adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.
3 Toys "R" Us net sales reversal and Toys "R" Us bad debt expense, net are no longer presented as non-GAAP adjustments for the three and nine months ended September 30, 2018 and 2017.
4 Severance and restructuring expenses recorded within cost of sales include $5.7 million of non-cash plant restructuring costs.
5 As a result of the Toys "R" Us bankruptcy filing and liquidation in the third quarter of 2017 and first quarter of 2018, respectively, Mattel reversed net sales for the estimated uncollectible portion of its sales in the period. As such, gross profit, as reported includes the cost of sales for the inventory sold to Toys "R" Us but excludes the corresponding net sales. Additionally, during 2018, Mattel recorded bad debt expense, net for the estimated uncollectible portion of its outstanding receivables, net of recoveries.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In millions, except per share and percentage information)	2018[3]	2017[2,3]	2018[3]	2017[2,3]
Earnings Per Share
Net Income (Loss) Per Common Share, As Reported	$0.02	$(1.75)	$(1.58)	$(2.25)
Adjustments:
Asset Impairments	—	0.04	0.03	0.04
Non-recurring Executive Compensation	—	0.01	—	0.03
Severance and Restructuring Expenses[4]	0.09	0.04	0.30	0.06
Tax Effect of Adjustments[6]	—	(0.01)	(0.01)	(0.01)
Tax Items[7]	0.07	1.63	0.07	1.63
Net Income (Loss) Per Common Share, As Adjusted	$0.18	$(0.04)	$(1.19)	$(0.50)

EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$6.3	$(603.3)	$(545.9)	$(772.6)
Adjustments:
Interest expense	48.2	24.7	132.7	68.6
Provision for income taxes	66.3	664.5	70.6	614.4
Depreciation	62.2	61.6	179.6	179.8
Amortization	10.2	5.6	29.9	16.3
EBITDA	193.1	153.1	(133.1)	106.5
Adjustments:
Asset Impairments	—	14.9	11.9	14.9
Share-based compensation	13.8	17.0	36.2	47.6
Severance and Restructuring Expenses	25.5	12.6	98.2	21.5
Sale of Assets	—	—	(1.4)	—
Adjusted EBITDA	$232.4	$197.7	$11.7	$190.5

1 Amounts may not foot due to rounding.
2 Other selling and administrative expenses, operating income (loss), and other non-operating expense, net have been retrospectively restated to reflect the adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.
3 Toys "R" Us net sales reversal and Toys "R" Us bad debt expense, net are no longer presented as non-GAAP adjustments for the three and nine months ended September 30, 2018 and 2017.
4 Severance and restructuring expenses recorded within cost of sales include $5.7 million of non-cash plant restructuring costs.
6 The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. For the three and nine months ended September 30, 2018, adjustments for the U.S. and certain International affiliates were not tax effected because of the valuation allowance on deferred tax assets.
7 For the three and nine months ended September 30, 2018, the amount includes expense of approximately $24 million related to the provisional tax for deemed repatriation of accumulated foreign earnings and changes to the indefinite reinvestment assertion made as a result of U.S. Tax Reform. For the three and nine months ended September 30, 2017, the amount includes expense of approximately $562 million related to the valuation allowance on U.S. deferred tax assets that was established in the period.